INCORPORATED UNDER THE LAWS OF THE STATE OF NEVADA

NUMBER VOID

SHARES VOID

EASTGATE ACQUISITIONS CORPORATION

This Certifies that SPECIMEN CERT***** V O I D******* is the registered holder of *******VOID******* Shares

transferable only on the books of the Corporation by the holder hereof in person or by Attorney upon surrender of this Certificate properly endorsed.

In Witness Whereof, the said Corporation has caused this Certificate to be signed by its duly authorized officers and its Corporate Seal to be hereunto affixed this VOID day of VOID A.D. 20

SECRETARY

PRESIDENT

Interstate Transfer Company
6076 So. 900 E. Suite 101
Salt Lake City, Utah 84121
Countersign__________

BACK

VOID

For Value Received, ________ *hereby sell, assign and transfer unto* ________________________________

________________________________ *Shares*

represented by the within Certificate, and do hereby irrevocably constitute and appoint

________________________________ *Attorney*

to transfer the said Stock on the books of the within named Corporation with full power of substitution in the premises.

Dated ________________ *, 20* ____ .

In presence of ________________________________

____

NOTICE. THE SIGNATURE OF THIS ASSIGNMENT MUST CORRESPOND WITH THE NAME AS WRITTEN UPON THE FACE OF THE CERTIFICATE, IN EVERY PARTICULAR, WITHOUT ALTERATION OR ENLARGEMENT, OR ANY CHANGE WHATEVER.